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                                   EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT:

                               Isabella Bank and Trust
                          Wholly owned

                               Farmers State Bank
                                  Wholly owned

                               IBT Financial Services, Inc.
                                  Wholly owned

                               IBT Title, Inc.
                                  Wholly owned

                               IBT Loan Production, Inc.
                                  Wholly owned

                               IBT Personnel, LLC
                                  79% owned










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